UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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MYERS INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

GAMCO ASSET MANAGEMENT INC. MARIO J. GABELLI PHILIP T. BLAZEK F. JACK LIEBAU, JR. BRUCE M. LISMAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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GAMCO Asset Management Inc. (“GAMCO”) has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes for the election of GAMCO’s director nominees to the Board of Directors of Myers Industries, Inc. (the “Company”) at the Company’s upcoming 2015 annual meeting of shareholders or any other meeting of shareholders in lieu thereof, and any adjournments, postponements, rescheduling, or continuations thereof.

On April 14, 2015, GAMCO issued the following press release:

One Corporate Center Rye, NY 10580-1422 t 914.921.7733 GABELLI.COM

For Immediate Release:	Contact:	George Maldonado Director of Proxy Voting Services (914) 921-7733 David Goldman General Counsel - GAMCO Asset Management Inc. (914)921-7793 For further information please visit www.gabelli.com

GAMCO Releases Investor Presentation Regarding the 2015 Annual Meeting of Shareholders of Myers Industries, Inc.

GAMCO Asset Management Inc. ("GAMCO"), an affiliate of GAMCO Investors, Inc. (NYSE: GBL), announced today that it has made available an investor presentation regarding GAMCO’s proxy contest with respect to the 2015 Annual Meeting of Shareholders of  Myers Industries, Inc. (“Myers” or the “Company”) (NYSE: MYE). The 2015 Annual Meeting is scheduled for April 24, 2015 in Akron, OH.

The presentation depicts a “motion picture” of over a decade of inaction and poor oversight by Myers’ Board of Directors with respect to the mergers and acquisitions made by the Company and explains how such failures by the Board have negatively impacted shareholder value.

The presentation also discusses why shareholders should vote the BLUE proxy card in favor of GAMCO’s highly qualified, experienced, independent nominees, who understand the drivers of shareholder value, have the experience to properly allocate capital and realize the importance of asking analytical questions of Myers’ management.

The presentation is available on GAMCO’s website at www.gproxyonline.com and is available on the SEC’s website at www.sec.gov.

GAMCO Investors, Inc., through its subsidiaries, manages private advisory accounts (GAMCO Asset Management Inc.), mutual funds and closed-end funds (Gabelli Funds, LLC), and partnerships and offshore funds (Gabelli Securities, Inc.). As of December 31, 2014, GAMCO had $ 47.5 billion in assets under management.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release may contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. In particular, these include statements relating to future actions, future performance and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.

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